Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Common Stock of Westport Innovation Inc., will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: October 31, 2014

KEVIN DOUGLAS

*Kevin Douglas

MICHELLE DOUGLAS

*Michelle Douglas

JAMES E. DOUGLAS, III

*James E. Douglas, III

K&M DOUGLAS TRUST

*Kevin Douglas
	By:	Kevin Douglas
	Title:	Trustee

*Michelle Douglas
	By:	Michelle Douglas
	Title:	Trustee

JAMES DOUGLAS AND JEAN DOUGLAS
IRREVOCABLE DESCENDANTS’ TRUST

*Kevin Douglas
	By:	Kevin Douglas
	Title:	Trustee

*Michelle Douglas
	By:	Michelle Douglas
	Title:	Trustee

DOUGLAS FAMILY TRUST

* James E. Douglas, Jr.
	By:	James E. Douglas, Jr.
	Title:	Trustee

* Jean A. Douglas
By:	Jean A. Douglas
Title:	Trustee

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact